UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010

LAWSON SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

Lawson Software, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that the Company anticipates taking a charge in the fourth quarter of fiscal 2010, ending May 31, 2010, relating to a plan to restructure its workforce.  The workforce reduction relates primarily to the Company’s M3 operations in Europe, the United States and Manila. The Company expects these actions will include the elimination of 150 to 200 employees, affecting less than 5 percent of the Company’s global workforce, primarily within the Company’s M3 related business segments.  Departures of affected personnel are expected to be substantially completed by the end of the first quarter of fiscal 2011.  Annualized cost savings from the restructuring is estimated to be in the range of $14 million to $17 million.

The restructuring actions are expected to result in pre-tax charges of approximately $5 million to $7 million for severance pay and related benefits.  The majority of the charges will be recorded in the fourth quarter of fiscal 2010 which ends May 31, 2010. The Company anticipates recording the remaining charges in the first quarter of its fiscal year ending May 31, 2011. Substantially all of the severance and related benefits will result in future cash expenditures.

Item 7.01	Regulation FD Disclosure

In a press release dated May 27, 2010, the Company reaffirmed its prior guidance for revenue and non-GAAP earnings results for the fourth quarter of fiscal 2010, ending May 31, 2010, and updated its guidance for GAAP results for the fourth quarter to reflect the planned restructuring actions discussed above. A copy of the related press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including the related exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release of Lawson Software, Inc. issued May 27, 2010, including additional discussion of the non-GAAP presentation contained therein.

This Current Report on Form 8-K contains forward-looking about Lawson’s expectation for the fourth quarter of fiscal 2010, which are inherently uncertain, including statement describing Lawson’s anticipated revenues, non-GAAP EPS, and GAAP EPS for the fourth quarter of fiscal 2010 and the estimated amount of the restructuring charge and annualized cost savings.  As with other software companies, a substantial portion of Lawson’s sales occur in the final weeks of the fiscal quarter, making any statement regarding expectations subject to a high level of uncertainty and risk. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: adverse market or economic events that may cause customers and prospects to delay or cancel plans to purchase our products or services in the quarter; actions of competitors that may alter anticipated sales to customers; adverse business developments at our potential customers that defer or eliminate their ability to purchase our products and services; uncertainties regarding the ability of the company to accomplish the restructuring within the anticipated costs and to achieve the anticipated annual cost savings due to the restructuring; general uncertainties in  software demand; uncertainties as to when and whether the conditions for the recognition of  revenue on new license agreements in the quarter and deferred revenue will be satisfied; increased competition; general economic conditions; the potential adverse impact of foreign currency exchange rate fluctuations; continuation of the global economic weakness, particularly in Europe; continuation of  restricted credit availability and potential adverse developments in the sovereign debt market; the outcome of pending and threatened litigation; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company’s targeted industries and other risk factors listed in the company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results including non-GAAP net income (loss) and non-GAAP net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations. Our primary non-GAAP adjustments are described in detail below. We use these non-GAAP measures to assess our operating performance, to develop budgets, to serve as a measurement for incentive compensation awards and to manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. Lawson has historically reported similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.

Our primary non-GAAP reconciling items are as follows:

Purchase accounting impact on revenue - Lawson's non-GAAP financial results include pro forma adjustments for deferred maintenance and consulting revenues that we would have recognized under GAAP but for the related purchase accounting. The deferred revenue for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, was eliminated from GAAP results as part of the purchase accounting for the acquisition. As a result, our GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the pro forma revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Amortization of purchased maintenance contracts – We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Stock-based compensation - Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock option, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Transaction and integration expenses – We have incurred various transaction and integration related expenses as part of our acquisitions. These transaction costs and costs of integrating the operations of acquired businesses and Lawson are incremental to our historical costs and were charged to GAAP results of operations in the periods incurred. We do not consider these costs in our assessment of our operating performance. While these costs are not recurring with respect to our past acquisitions, we may incur similar costs in the future if we pursue other acquisitions. We believe that the exclusion of the non-recurring acquisition related transaction and integration costs provide investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Pre-merger claims reserve adjustment – We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to the Intentia transaction, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since the original reserve was established in purchase accounting, the original charge was not reflected in our operating statement. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring - We have recorded various restructuring charges related to actions taken to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provide investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization – We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and the underlying assets benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by any future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such accounting expenses when analyzing the results of all our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquisition-related intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related adjustments.

Incremental non-cash interest related to convertible debt - We have excluded the incremental non-cash interest expense related to our $240.0 million in 2.5% senior convertible notes that we are required to recognize under accounting guidance for convertible debt securities from our non-GAAP results of operations for all periods presented, including a retrospective restatement of GAAP results upon our adoption of accounting guidance for convertible debt securities on June 1, 2009. This accounting guidance requires us to recognize significant additional non-cash interest expense based on the market rate for similar debt instruments that do not contain a comparable conversion feature.  We have allocated a portion of the proceeds from the issuance of the senior notes to the embedded conversion feature resulting in a discount on our senior notes.  The debt discount is being amortized as additional non-cash interest expense over the term of the notes using the effective interest method.  These non-cash interest charges are not included in our operating plans and are not included in management’s assessment of our operating performance. We believe that the exclusion of the non-cash interest charges provides a useful alternative for investors to evaluate the cost structure of our operations in a manner consistent with our internal evaluation of our cost structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date:	May 27, 2010	By:	/s/ Stefan B. Schulz

Stefan B. Schulz
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)